Exhibit 23.1


                          Consent of Grant Thornton LLP
                  Independent Registered Public Accounting Firm


We have issued our reports dated May 23, 2005, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report to Shareholders of Capital Southwest Corporation for the year ended March 31, 2005 and incorporated by reference in the March 31, 2005 annual report on Form 10-K. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Capital Southwest Corporation on Form S-8 (File No. 33-43881).

/s/ GRANT THORNTON LLP


May 23, 2005
Dallas, Texas